EXHIBIT 10.21

STEELCLOUD, INC.
FORM OF
RESTRICTED STOCK AGREEMENT

Granted Under the Amended 2007 Stock Option and Restricted Stock Plan

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made as of    , by and between SteelCloud, Inc., a Virginia corporation (the “Company”), and      (the “Employee”).
The Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its shareholders to promote the success of the Company by enhancing the ownership of the Company’s common stock by the Employee through making this grant of restricted common stock in accordance with the terms set forth below.

AGREEMENT
1.             Award of Restricted Shares.  The Board hereby grants, subject to the terms and conditions set forth in this Agreement and in the Company’s Amended 2007 Stock Option and Restricted Stock Plan, as of     (the “Grant Date”), to Employee      shares of the Company’s common stock, par value $0.001 per share (the “Restricted Shares”).  The Restricted Shares will be held in book entry form by the Company’s transfer agent in the name of the Employee and shall be delivered to the Employee on the vesting dates set forth in Section 2(a). The Employee agrees that the Restricted Shares shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 2(e) of this Agreement.

2.             Delivery of Restricted Shares

(a)           The Restricted Shares may not be transferred by the Employee until such Restricted Shares have vested.  Except as otherwise provided in Section 3 hereof, the Restricted Shares shall vest, the restrictions on the Restricted Shares shall lapse, and the Restricted Shares shall be delivered to the Employee over the service period as set forth below:

Number of Shares	Vesting Date
-	MM/DD/YYYY
-	MM/DD/YYYY
-	MM/DD/YYYY
-	MM/DD/YYYY

(b)           Until such time as delivery of the Restricted Shares is made to the Employee, or the Employee’s right to such Restricted Shares is terminated in accordance with this Agreement, the Company’s stock transfer records shall reflect the Employee’s status as holder of such Restricted Shares.

(c)           Notwithstanding any other provisions of this Agreement, the Company’s Board of Directors (the “Board”) shall be authorized in its discretion, based upon its review and evaluation of the performance of the Employee and of the Company or its subsidiaries, to accelerate the lapse of any restrictions under this Agreement upon the Restricted Shares, at such times and upon such terms and conditions as the Board shall deem advisable.

(d)           Until the Restricted Shares vest and are delivered without restrictions to the Employee in accordance with the terms of this Agreement, the Employee hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact to execute and deliver any stock power or other instrument which may be necessary to effectuate the transfer of the Restricted Shares (or assignment of distributions thereon) on the books and records of the Company.

(e)           The Employee shall not effect a Disposition (as defined below) of any Restricted Shares unless, until and to the extent the Restricted Shares have vested in accordance with this Agreement.  Any attempt to effect a Disposition of any Restricted Shares prior to the date on which the Restricted Shares have vested and the restrictions have lapsed, shall be void ab initio.  For purposes of this Agreement, “Disposition” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

3.             Forfeiture.  If prior to the required service period set forth in part 2 above, Employee’s employment with the Company or its subsidiaries is terminated for any reason, any unvested Restricted Shares shall be deemed to have been forfeited by the Employee.  The Board shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Employee’s forfeiture of the Restricted Shares pursuant to this Section 3.

4.             Rights with Respect to Restricted Shares.

(a)           Except as otherwise provided in this Agreement, the Employee shall have, with respect to all Restricted Shares, all the rights of a shareholder of the Company, including the right to vote the Restricted Shares and the right to receive cash dividends, if any, as may be declared by the Board from time to time.  Any shares of the Company’s common stock issued to the Employee as a dividend with respect to the Restricted Shares shall have the same status, be subject to the same terms and conditions and shall be held on behalf of the Employee by the Company (on a pro rata basis) as the unvested Restricted Shares, unless otherwise determined by the Board.

(b)           In the event that the number of Restricted Shares, as a result of a stock split or stock dividend or combination of shares or any other change or exchange for other securities, by reclassification, reorganization or otherwise, is increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of unvested Restricted Shares shall be appropriately adjusted to reflect such change.  If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

5.             Taxes.

(a)           If the Employee elects, within thirty (30) days of the date of this Agreement, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the Grant Date) of the Restricted Shares pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), the Employee shall make arrangements satisfactory to the Board to pay to the Company any federal, state or local income taxes required to be withheld with respect to the Restricted Shares.  If the Employee shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Employee any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

(b)           If the Employee does not make the election described in Subsection 5(a) above, the Employee shall, no later than the date as of which the Restricted Shares vest, pay to the Company, or make arrangements satisfactory to the board for payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares, and the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Employee any federal, state, or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

(c)           The Employee has reviewed with the Employee’s own tax advisors the federal, state, local and other tax consequences of the grant of Restricted Shares.  The Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Employee understands that the Employee (and not the Company) shall be responsible for the Employee’s own tax liability that may arise directly or indirectly as a result of the grant of the Restricted Shares.

6.            Delivery upon Death.  If the Employee dies prior to all or any portion of the Restricted Shares having vested, but while such Employee is employed by the Company, all such unvested Restricted Shares shall be delivered, free of any restrictions under this Agreement, to the beneficiary or beneficiaries designated by the Employee, or if the Employee has not so designated any beneficiary, or no designated beneficiary survives the Employee, such Restricted Shares shall be delivered to the personal representative of the Employee’s estate.

7.            Amendment, Modification and Assignment. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and the Chairman of the Board or other duly authorized member of the Board.  No waiver by either party of any breach by the other party hereto of any condition or provision of this Agreement shall be deemed a waiver of any other conditions or provisions of this Agreement.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.  This Agreement shall not be assigned by the Employee in whole or in part.  The rights and obligations created hereunder shall be binding on the Employee and his heirs and legal representatives and on the successors and assigns of the Company.

8.            Miscellaneous.

(a)           No Right to Employment.  The grant of the Restricted Shares shall not be construed as giving the Employee the right to be retained in the employ of the Company.

(b)           No Limit on Other Compensation Arrangements.  Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(c)           Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement or the grant of Restricted Shares under any applicable law, such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of  this Agreement and the grant of Restricted Shares, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the Award shall remain in full force and effect).

(d)           No Trust or Fund Created.  Neither this Agreement nor the grant of Restricted Shares shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Employee or any other person.  To the extent that the Employee or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e)           Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia.

(f)           Headings.  Headings are given to the Paragraphs and Subparagraphs of this Agreement solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

(g)           Employee’s Acknowledgments.  The Employee acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Employee’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Gersten Savage LLP has acted as counsel to the Company in connection with the transactions contemplated by the Agreement, and not as counsel for the Employee.

(h)           Delivery of Certificates.  The Employee may request that the Company deliver the vested Restricted Shares in certificated form.

(i)            No Deferral.  Notwithstanding anything herein to the contrary, neither the Company nor the Employee may defer the delivery of the Restricted Shares.

9.            Complete Agreement.  This Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

SteelCloud, Inc.

By
Name/Title:

Agreed and Accepted:

By:

Name/Title:

Address:

SSN #: